UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

February 5, 2015
Date of Report (date of earliest event reported)
Overstock.com, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-49799	87-0634302
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

6350 South 3000 East
Salt Lake City, Utah 84121
(Address of principal executive offices)

(801) 947-3100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)    On February 5, 2015 the Board of Directors of Overstock.com, Inc. (the "Company") appointed Kirthi Kalyanam, Ph.D., as a Class II member of the Company's Board of Directors. Dr. Kalyanam’s term began upon his appointment and will run through the Company’s annual meeting of stockholders in 2016. Dr. Kalyanam is not currently expected to be appointed to any committees of the Board.

Dr. Kalyanam is currently the J.C. Penney Research Professor and Director of the Retail Management Institute at the Leavey School of Business at Santa Clara University. He has also served as Faculty Director of the Executive MBA program, a visiting Professor at the Graduate School of Business at Stanford University, a guest faculty in the Stanford Executive MMP program, and Senior Vice President and Chief Marketing Officer of SpinCircuit Inc., a provider of supply chain integration services to the electronics industry. He received his Ph.D. in business administration from the Krannert School of Management, Purdue University. His research and expertise are in retailing, Internet and multi-channel marketing, quantitative marketing and the intersection of these areas.

As a director, Dr. Kalyanam will be paid a quarterly fee of $15,000, and is expected to receive an annual grant of restricted stock units under the Company's 2005 Equity Incentive Plan consistent with any such annual grants to other non-employee members of the Board. The Company also has entered into or intends to enter into an indemnification agreement in customary form with Dr. Kalyanam.

Dr. Kalyanam has not had and does not have any relationship with the Company requiring disclosure pursuant to Item 404(a) of Regulation S-K.

The Board has considered whether Dr. Kalyanam is independent from the Company and has determined that Dr. Kalyanam is independent within the meaning of the Nasdaq director independence standards.

(e)    On February 5, 2015 the Compensation Committee of the Board (i) approved 2014 bonus payments (calculated pursuant to the Company’s 2014 bonus pool plan) to employees, including the persons named below for whom disclosure may be required by Item 5.02(e) of Form 8-K (the “Officers”), (ii) approved a Company-wide bonus pool plan for 2015 (the “2015 Bonus Plan”), in which the Officers will be eligible to participate and (iii) approved a plan to make 100% matching contributions on employee contributions to the Company’s 401(k) plan of up to 6% of eligible compensation during 2015. The Compensation Committee did not approve any equity awards to any of the Officers but expects to do so in the future. The Compensation Committee also approved 2015 salaries for the Officers at the annual rates shown below, although changes from the 2014 annual rates will not become effective until February 15, 2015.

Name and Title	2014 Bonus	2015 Salary
Patrick M. Byrne, Chief Executive Officer	$---(1)	$100,000
Stormy D. Simon, President and Director	$5,136	$400,000
Jonathan E. Johnson III, Chairman (2)	$5,136	$300,000
David J. Nielsen, Senior Vice President, Business Development	$5,136	$300,000
Robert P. Hughes, Senior Vice President, Finance and Risk Management	$4,402	$300,000
___________________________________________

(1)	The Chief Executive Officer of the Company, Patrick M. Byrne, declined to accept any bonus payment relating to 2014.

(2)	Mr. Johnson is Chairman of the Board and an officer of the Company but is no longer serving as an executive officer of the Company.

The 2015 Bonus Plan is a Company-wide discretionary bonus pool plan, subject to adjustment, upward or downward, by the Compensation Committee after 2015 results are available. The total bonus pool under the 2015 Bonus Plan is expected to be an amount equal to 20% of the amount, if any, by which a “Measurement Amount” to be calculated under the 2015 Bonus Plan exceeds a threshold comparable to the prior year’s threshold. Bonuses, if any, to be paid to the Officers for 2015 will be calculated as (a) the total bonus pool multiplied by (b) the ratio obtained by dividing each Officer’s 2015 salary by the 2015 salaries earned by all eligible employees for 2015. For purposes of the 2015 Bonus Plan, the term “Measurement Amount” means net income adjusted for income taxes, capital expenditures, depreciation and amortization, stock-based compensation expenses, 2016 bonuses, capital structure expenses, expenses incurred in connection with certain legal matters, certain development project expenses, international development and general and administrative expenses, certain anticipated tax credits, and other miscellaneous expenses. Although the amount of any bonus that may be payable to the Officers named above cannot be calculated at present, the Company estimates that the bonuses payable to Officers may be in the range of approximately $4,000 to approximately $15,000.

Certain statements contained in this Form 8-K, including all statements other than statements of historical fact, may constitute “forward-looking statements.” In addition to the uncertainty of all forward-looking information, there are specific risks identified in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2014 filed with the SEC on October 28, 2014 that the Company faces that could cause actual results to be materially different from those that may be set forth in forward-looking statements made by the Company. There also may be additional risks that the Company does not presently know or that it currently believes are immaterial that could also impair its business and results of operations. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSTOCK.COM, INC.

By:	/s/ MARK J. GRIFFIN
Mark J. Griffin
Senior Vice President and General Counsel
Date:	February 11, 2015

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